UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2013, MFRI, Inc. ("Company") and the Company's wholly-owned subsidiary Thermal Care, Inc. ("Thermal Care") entered into an Asset Purchase Agreement ("Agreement") by and among IPEG, Inc., IPEG Acquisition Co., Thermal Care, and the Company pursuant to which Thermal Care agreed to sell substantially all of its assets to IPEG Acquisition Co., as further described in Item 2.01 of this report and subject to the terms and conditions set forth in the Agreement ("Sale").

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 30, 2013, Thermal Care consummated the Sale for a cash purchase price of $15,866,080, subject to a post-closing adjustment pursuant to the terms of the Agreement and based on a final determination of Thermal Care's working capital as of the closing date. $1.125 million of the purchase price was placed in escrow for a period of one year to satisfy certain potential liabilities of the Company and Thermal Care under the Agreement. The Sale included all of Thermal Care's domestic assets, including, without limitation, equipment and furnishings, inventory, receivables, books and records, and proprietary rights used in the operation of Thermal Care's business. IPEG Acquisition Co. will continue the operation of Thermal Care's business in its current location following the closing of the Sale.

Item 7.01    Regulation FD Disclosure

On April 26, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the execution of the Agreement. On May 1, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing, among other things, the closing of the Sale. The information in Item 7.01 of this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

d) Exhibits. The following Exhibits are included with this Current Report on Form 8-K.

Exhibit No.    Description
99.1        Press Release dated April 26, 2013
99.2        Press Release dated May 1, 2013

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The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 1, 2013	MFRI, INC. By: /s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 26, 2013
99.2	Press release dated May 1, 2013